Exhibit 21.1
Subsidiaries of Marathon Oil Corporation

Company Name	Country	Region
Alaska Transportation Service Company	United States	Delaware
Alba Associates LLC	Cayman Islands
Alba Equatorial Guinea Partnership, L.P.	United States	Delaware
Alba Plant LLC	Cayman Islands
Albian Sands Energy Inc.	Canada
Alchemix Corporation	United States	Arizona
Alvheim AS	Norway
Amethyst Calypso Pipeline LLC	United States	Delaware
AMPCO Marketing, L.L.C.	United States	Michigan
AMPCO Services, L.L.C.	United States	Michigan
Arctic Sun Shipping Company, Ltd.	United States	Delaware
Atlantic Methanol Associates LLC	Cayman Islands
Atlantic Methanol Production Company LLC	Cayman Islands
Beluga Pipe Line Company	United States	Delaware
CIGGS LLC	United States	Delaware
E.G. Global LNG Services, Ltd.	United States	Delaware
Eagle Sun Company Limited	Liberia
Equatorial Guinea LNG Company, S.A.	Equatorial Guinea
Equatorial Guinea LNG Holdings Limited	Bahamas
Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea
Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea
FWA Equipment & Mud Company, Inc.	United States	Delaware
Glacier Drilling Company	United States	Delaware
Globex Energy, Inc.	United States	Delaware
GRT, Inc.	United States	Delaware
GTLI LLC	United States	Delaware
In-Depth Systems, Inc.	United States	Texas
Indonesia Kumawa Energy Limited	Cayman Islands
Kenai Kachemak Pipeline, LLC	United States	Alaska
Kenai Nikiski Pipeline LLC	United States	Delaware
Marathon Alaska Holding LLC	United States	Delaware
Marathon Alaska Natural Gas Company	United States	Delaware
Marathon Alaska Production LLC	United States	Delaware
Marathon Alpha Holdings LLC	United States	Delaware
Marathon Baja Limited	Cayman Islands
Marathon Canada Holdings Limited	Canada	Nova Scotia
Marathon Canada Petroleum ULC	Canada	Nova Scotia
Marathon Canada Production ULC	Canada	Alberta
Marathon Canadian Oil Sands Holding Limited	Canada	Alberta
Marathon Delta Holdings Limited	Cayman Islands
Marathon Delta Investment Limited	Cayman Islands
Marathon Dutch Investment B.V.	Netherlands
Marathon Dutch Investment Coöperatief U.A.	Netherlands
Marathon Dutch Investment LLC	United States	Delaware
Marathon E.G. Alba Limited	Cayman Islands
Marathon E.G. Holding Limited	Cayman Islands
Marathon E.G. International Limited	Cayman Islands
Marathon E.G. LNG Holding Limited	Cayman Islands
Marathon E.G. LPG Limited	Cayman Islands
Marathon E.G. Methanol Limited	Cayman Islands
Marathon E.G. Offshore Limited	Cayman Islands
Marathon E.G. Oil Operations Limited	Cayman Islands
Marathon E.G. Production Limited	Cayman Islands
Marathon Eagle Ford Midstream LLC	United States	Delaware
Marathon East Texas Holdings LLC	United States	Delaware

Marathon Ethiopia Limited B.V.	Netherlands
Marathon Exploration Tunisia, Ltd.	United States	Delaware
Marathon Financing Trust I	United States	Delaware
Marathon Financing Trust II	United States	Delaware
Marathon Gabon Holding, Ltd.	United States	Delaware
Marathon Global Services, Ltd.	United States	Delaware
Marathon Green B.V.	Netherlands
Marathon GTF Technology, Ltd.	United States	Delaware
Marathon Indonesia (Bone Bay) Limited	Cayman Islands
Marathon Indonesia (Kumawa) Limited	Cayman Islands
Marathon Indonesia Exploration Limited	Cayman Islands
Marathon Indonesia Holding Limited	Cayman Islands
Marathon Indonesia New Ventures Limited	Cayman Islands
Marathon International Oil (G.B.) Limited	United Kingdom	England and Wales
Marathon International Oil Angola Block 31 Limited	Cayman Islands
Marathon International Oil Angola Block 32 Limited	Cayman Islands
Marathon International Oil Blanco Limited	Cayman Islands
Marathon International Oil Canada, Ltd.	United States	Delaware
Marathon International Oil Company	United States	Delaware
Marathon International Oil Holdings LLC	United States	Delaware
Marathon International Oil Libya Limited	Cayman Islands
Marathon International Oil Morado Limited	Cayman Islands
Marathon International Oil Portfolio Coöperatief U.A.	Netherlands
Marathon International Oil Supply Company (G.B.) Limited	United Kingdom	England and Wales
Marathon International Oil Turquesa Limited	Cayman Islands
Marathon International Oil Ukraine Holding Limited	Cayman Islands
Marathon International Oil Ventures Limited	Cayman Islands
Marathon International Petroleum Asia Pacific Limited	Cayman Islands
Marathon International Petroleum Indonesia Limited	Cayman Islands
Marathon International Services Limited	Cayman Islands
Marathon International Upstream, Ltd.	United States	Delaware
Marathon Kenya Limited B.V.	Netherlands
Marathon LNG Marketing LLC	United States	Delaware
Marathon Methanol Holding LLC	United States	Delaware
Marathon Nigerian Ventures LLC	United States	Delaware
Marathon Norway Investment Coöperatief U.A.	Netherlands
Marathon Norway Investment LLC	United States	Delaware
Marathon Offshore Alpha Limited	Cayman Islands
Marathon Offshore Beta Limited	Cayman Islands
Marathon Offshore Delta Limited	Cayman Islands
Marathon Offshore Epsilon Limited	Cayman Islands
Marathon Offshore Investment Limited	Cayman Islands
Marathon Offshore Libya Service Company, Ltd.	United States	Delaware
Marathon Oil (East Texas) L.P.	United States	Texas
Marathon Oil (Suisse) SA	Switzerland
Marathon Oil (West Texas) L.P.	United States	Texas
Marathon Oil Canada Corporation	Canada	Alberta
Marathon Oil Cap Bon, Ltd.	United States	Delaware
Marathon Oil Company	United States	Ohio
Marathon Oil Decommissioning Services LLC	United States	Delaware
Marathon Oil Dutch Holdings B.V.	Netherlands
Marathon Oil Dutch Holdings Coöperatief U.A.	Netherlands
Marathon Oil Dutch Investment C.V.	Netherlands
Marathon Oil Eastern, Ltd.	United States	Delaware
Marathon Oil EF II LLC	United States	Delaware
Marathon Oil EF LLC	United States	Delaware
Marathon Oil Exploration (U.K.) Limited	United Kingdom	England and Wales
Marathon Oil Gabon LDC	Cayman Islands

Marathon Oil Holdings (Barbados) Inc.	Barbados
Marathon Oil Holdings U.K. Limited	United Kingdom	England and Wales
Marathon Oil International Holding C.V.	Netherlands
Marathon Oil International LLC	United States	Delaware
Marathon Oil Investment LLC	United States	Delaware
Marathon Oil Jenein Limited	Cayman Islands
Marathon Oil Jupiter Limited	Cayman Islands
Marathon Oil KDV B.V.	Netherlands
Marathon Oil Lapis Limited	Cayman Islands
Marathon Oil Libya Limited	Cayman Islands
Marathon Oil Norge AS	Norway
Marathon Oil North Sea (G.B.) Limited	United Kingdom	England and Wales
Marathon Oil Norway Holdings C.V.	Netherlands
Marathon Oil Norway Investment LLC	United States	Delaware
Marathon Oil Polska Sp. z o.o.	Poland
Marathon Oil Preferred Funding, Ltd.	United States	Delaware
Marathon Oil Salmagundi, Ltd.	United States	Delaware
Marathon Oil Sands (U.S.A.) Inc.	United States	Delaware
Marathon Oil Supply Company (U.S.) Limited	United Kingdom	England and Wales
Marathon Oil Switzerland B.V.	Netherlands
Marathon Oil Timor Gap East, Ltd.	United States	Delaware
Marathon Oil Timor Gap West, Ltd.	United States	Delaware
Marathon Oil U.K. LLC	United States	Delaware
Marathon Oil Upstream, Ltd.	United States	Delaware
Marathon Oil Venus Limited	Cayman Islands
Marathon Oil West of Shetlands Limited	United Kingdom	England and Wales
Marathon Petroleum Company (Norway) LLC	United States	Delaware
Marathon Portfolio International Limited	Cayman Islands
Marathon Service (G.B.) Limited	United Kingdom	England and Wales
Marathon Service Company	United States	Delaware
Marathon Upstream Gabon Limited	Cayman Islands
Marathon Upstream Nigeria Limited	Nigeria
Marathon Upstream North Sea (G.B.) Limited	United Kingdom	England and Wales
Marathon Upstream U.K. LLC	United States	Delaware
Marathon US Holdings Inc.	United States	Delaware
Marathon West Texas Holdings LLC	United States	Delaware
Marathon Western Saudi Arabia Limited	Cayman Islands
Miltiades Limited	United Kingdom	England and Wales
MOC Portfolio Delaware, Inc.	United States	Delaware
MP Ukraine Holding Limited	Cyprus
MWV Gas Gathering, Inc.	United States	Delaware
Navatex Gathering LLC	United States	Delaware
Oil Casualty Insurance, Ltd.	Bermuda
Old Main Assurance Ltd.	Bermuda
Palmyra Petroleum Company	Syrian Arab Republic
Pan Ocean Energy Company	United States	Delaware
Pennaco Energy, Inc.	United States	Delaware
Pheidippides Finance B.V.	Netherlands
Polar Eagle Shipping Company, Ltd.	United States	Delaware
Red Butte Pipe Line Company	United States	Delaware
SCAL Technology, Inc.	United States	Texas
Seaborn Properties LLC	United States	Delaware
Tarragon Resources (U.S.A.) Inc.	United States	Delaware
Texas Oil & Gas Corp.	United States	Delaware
Vermilion Energy Ireland Limited	Cayman Islands
Western Bluewater Resources (Trinidad) Limited	Trinidad and Tobago
Yorktown Assurance Corporation	United States	Vermont